UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2025

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to License Agreement with Ferring

On December 18, 2025, Ironwood Pharmaceuticals, Inc. (the “Company”), solely for purposes of a limited payment guarantee, VectivBio AG, a wholly owned subsidiary of the Company (“VectivBio”), and Ferring International Center S.A. (“Ferring”), entered into that certain third amendment (the “Amendment”) to the amended and restated exclusive license agreement, dated as of December 6, 2016, as amended, by and between GlyPharma Therapeutic Inc. (as predecessor to VectivBio) and Ferring (the “Ferring License Agreement”).

The Amendment provides for a payment by VectivBio of $12.5 million, in the aggregate, to Ferring, with an initial payment of $7.5 million and a second payment of $5 million, payable on or by December 31, 2026, subject to accelerated payment in certain circumstances as specified therein.

In addition, a high single-digit percentage royalty on the net sales of any Licensed Product will be payable, on a Licensed-Product-by-Licensed Product (as defined in the Amendment) and country-by-country basis, by VectivBio for seven years from the first commercial sale of such Licensed Product. VectivBio is obligated to pay a low single-digit percentage royalty from the end of the seventh year from such first commercial sale through the date on which such Licensed Product ceases to be covered by a valid claim of a patent included in the Licensed Patents (as defined in the Ferring License Agreement) and the Contested Patents (as defined in the Amendment). The Amendment also includes certain other revisions, including to clarify ownership and certain other intellectual property rights.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

In connection with entry into the Amendment, on December 18, 2025, VectivBio and the Company entered into a settlement agreement and release pursuant to which VectivBio and Ferring have settled all claims between the parties arising out of Ferring’s complaint captioned Ferring International Center S.A. v. VectivBio AG 2:25-cv-01001 brought in the United States District Court for the Eastern District of Texas.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Third Amendment to the Amended and Restated Exclusive License Agreement dated as of December 18, 2025, by and among VectivBio AG and Ferring International Center S.A., and, solely for purposes of a limited payment guarantee, Ironwood Pharmaceuticals, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as the Company has determined they (1) are not material and (2) are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025	Ironwood Pharmaceuticals, Inc.

	By:	/s/ Gregory Martini
Name: Gregory Martini
Title: Senior Vice President, Chief Financial Officer